UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

On February 13, 2013, Accuray Incorporated (“Accuray”) issued $100 million aggregate principal amount of its 3.50% Convertible Senior Notes due 2018 (the “Notes”) to certain qualified institutional buyers (collectively, the “QIBs”).  The Notes were offered and sold to the QIBs (the “Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  See Accuray’s Current Report on Form 8-K filed on February 13, 2013 for a description of the Offering and related information.

On February 19, 2013, Accuray issued an additional $15 million aggregate principal amount of its 3.50% Convertible Senior Notes due 2018 (the “Additional Notes”) in connection with the exercise of the over-allotment option granted to the initial purchasers of the Notes pursuant to a purchase agreement with such initial purchasers dated February 7, 2013.  The Additional Notes have the same interest rate, maturity and other terms as the Notes.  The Additional Notes were also offered and sold to QIBs pursuant to Rule 144A under the Securities Act.  Accuray received net proceeds of $14.48 million from the sale of the Additional Notes, after deducting the initial purchasers’ discounts and commissions and including accrued interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Darren J. Milliken
Darren J. Milliken
Date: February 19, 2013	Senior Vice President, General Counsel & Corporate Secretary